EXHIBIT 99.1

FOR RELEASE MARCH 10, 2011

SOURCE: Uni-Pixel, Inc.

UniPixel Reports 2010 Results and Successful Market Introduction of its ‘Clearly Superior’ Performance Engineered Films

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

THE WOODLANDS, Texas — March 10, 2011 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Clearly Superior™ Performance Engineered Films to the touch screen, flexible electronics, lighting and display markets, reported its results for the full year ended December 31, 2010.

2010 Operational Highlights

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UniPixel sold its TMOS display technology to Rambus in May, and entered into an engineering services agreement to help support Rambus’ further development of this technology in the lighting and display markets. The sale of this technology to Rambus represented a transition of UniPixel’s business model to the development, manufacturing and sales of its ‘Clearly Superior Performance Engineered Films.’

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Through extensive R&D, UniPixel established a broad range of the potential use and application of its performance engineered films, from touch screen displays, auto-stereoscopic 3D films (3D without glasses), efficient backlight films, EMF Shielding and flexible electronics, to general lighting, transportation-related de-icing, wireless telecommunications, solar power generation, and others.

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To support its anticipated growth, the company developed new, highly-capable strategic partners to help advance and bring its products to market. This includes a large, multi-national company that supports exclusive production for certain varieties of its performance engineered film products, as well as other production partners to provide alternative manufacturing capacity.

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In the fourth quarter of 2010, UniPixel began commercial-scale manufacturing and generated initial sales of its FingerPrint Resistant (FPR) films under the Clearly Superior UniPixel brand and via private label.  Consumers can order UniPixel FPRs for Apple’s iPhone, iPad or for several other devices today from Amazon, and should be able to find them at a local major electronics retailer or wireless provider in the near future.

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In 2010, the company also made substantial progress with its UniBoss™ production process, which enables the industrial-size fabrication of flexible films embedded with electronics, including the highly efficient manufacturing of transparent touch screens used for computer displays and mobile devices. Compared to traditional screens based on Indium Tin Oxide (ITO), the patented UniBoss process produces copper-effused touch screens that offer greater transparency, sensitivity and flexibility, along with 75% lower power consumption and substantially lower material and production costs. The company is currently installing in-house production equipment to achieve a touch sensor size up to a 32-inch diagonal, with capacity production for the UniBoss film of about 500,000 square feet per day. The company will use the in-house production to create functional samples for OEM prototyping and qualification.

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UniPixel received the MDB Capital Bright Lights Award in 2010, and PatentVest ranked its intellectual property (IP) in the 90th percentile among more than 4,000 public companies. Frost & Sullivan also recognized the company’s IP with its 2010 North American Technology Innovation Award.

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In December 2010, the company completed a public offering of 3,450,000 shares of its common stock at a price of $5.00 per share for gross proceeds of $17.25 million. The net proceeds of the public offering, after deducting underwriting discounts and commissions and offering expenses, totaled $15.3 million.

“2010 was a milestone year for UniPixel,” said Reed Killion, the company’s president and CEO. “It represented the beginning of our transition to a production stage company after several years of research and development  a period in which we established multiple patents and proprietary processes related to our performance engineered films and related display technologies. With a highly successful funding completed in December, we are now fully engaged in monetizing this award-winning IP.”

“We see the sales of our FingerPrint Resistant films ramping up dramatically in 2011,” said Killion, “and we’ve made tremendous progress with our UniBoss technology for producing ITO-less touch screen displays. Our timing has been excellent, as the industry-wide growth in touch panel displays is expected to be close to 30% in 2011, with continued double digit growth over the coming years.”

Dr. Robert Petcavich, the company’s senior VP and chief technology officer commented: “We have been working closely with major OEMs to develop pull-through demand for our UniBoss-produced touch screen product, as well as working directly with touch panel component manufactures to produce specific types of touch panels.”

“Since it’s the combination of the controller and sensor that makes up the touch screen module,” said Petcavich, “we are working with touch panel controller manufacturers to qualify their controller with our UniBoss ITO-less touch film sensor. With the touch panel module market expected to reach $16 billion by 2016, we’re naturally very excited about the progress we’re making with UniBoss.”

Concluded Killion: “As we advance through 2011, we will continue to focus on monetizing this valuable IP and expanding our product portfolio across a number of sales verticals. We expect to announce joint developments and partnerships in the near future, and anticipate our sales will allow us to further invest in new technology developments and new product applications of our unique film technology.”

The company has been making progress on a number of other potential products based on its core thin film technology. To learn more, you are encouraged to participate on today’s conference call by following the dial-in or Webcast instructions below.

2010 Financial Summary
Revenues in 2010 totaled $244,000, related primarily to initial sales of the company’s thin film products. There were no revenues generated in the prior year, given the company’s development stage status.

Selling, general and administrative expenses in 2010 totaled $2.7 million, an increase from $2.4 million in 2009, primarily attributed to an increase in non-cash stock-based compensation.

Operating loss in 2010 was $5.1 million, unchanged from the prior year. Net loss was $3.8 million or $1.05 per basic and diluted share, an improvement from a net loss of $5.4 million or $2.68 per basic and diluted share in 2009.

Cash and cash equivalents totaled $13.0 million at December 31, 2010, compared to $308,000 at the end of 2009. The increase in cash was primarily due to the completion of a public offering of common stock in December 2010.

Conference Call
UniPixel will hold a conference call later today, Thursday, March 10, 2011 to discuss 2010 and recent company developments. UniPixel’s president and CEO, Reed Killion, and CFO Jeff Tomz will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the UniPixel conference call and provide the conference ID below:

Dial-In Number: 1-866-226-1792
International: 1-416-340-2216
Conference ID#: 4090330

The conference call will be broadcasted simultaneously on the company's Web site at www.unipixel.com and also available by clicking here. For the webcast, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until April 10, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4090330

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Clearly Superior™ Performance Engineered Films to the Lighting & Display, Solar and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas, combined with a thin film conductive element. The company offers its films as sub-components for use in LCD, FSC – LCD and its Time Multiplexed Optical Shutter (TMOS) display technology as a back light film and active film sub-component. The company is shipping its Clearly Superior™ Finger Print Resistant protective cover films for multiple touch enabled devices. UniPixel sells its films under the Clearly Superior™ brand, as well as private label and OEM. For further information visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Liolios Group
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com

Uni-Pixel, Inc.
Consolidated Balance Sheets

	December 31, 2010	December 31, 2009

ASSETS
Current assets
Cash and cash equivalents	$13,049,446	$307,850
Restricted cash	—	34,877
Accounts receivable, net	77,889	—
Deferred loan costs	—	385,549
Prepaid expenses	—	3,400

Total current assets	13,109,897	731,676

Property and equipment, net of accumulated depreciation of $1,543,839 and $1,328,662, at December 31, 2010 and 2009, respectively	70,734	277,361
Restricted cash	17,439	—
Intangible assets	—	168,250

Total assets	$13,215,508	$1,177,287

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$341,541	$927,641
Deferred revenue	85,906	33,333
Convertible notes payable, net of unamortized discounts of $0 and $41,807 at December 31, 2010 and December 31, 2009, respectively	—	2,283,193
Interest payable	—	61,317

Total current liabilities	427,447	3,305,484

Total liabilities	427,447	3,305,484

Commitments and contingencies (Note 6)	—	—

Shareholders’ equity (deficit)
Common stock, $0.001 par value; 100,000,000 shares authorized, 7,131,890 shares and 3,474,285 shares issued and outstanding at December 31, 2010 and 2009, respectively	7,132	3,474
Additional paid-in capital	66,507,247	47,776,853
Accumulated deficit during development stage	(53,726,318)	(49,908,524)

Total shareholders’ equity (deficit)	12,788,061	(2,128,197)

Total liabilities and shareholders’ equity (deficit)	$13,215,508	$1,177,287

The accompanying notes are an integral part of these consolidated financial statements.

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Table of Contents

Uni-Pixel, Inc.
Consolidated Statements of Operations

	Year Ended December 31,
	2010	2009

Thin film revenue	$243,519	$—

Cost of revenues	20,695	—

Gross margin	222,824	—

Selling, general and administrative expenses	2,748,697	2,365,613
Research and development	2,551,226	2,765,658

Operating loss	(5,077,099)	(5,131,271)

Other income (expense)
Gain on sale of intellectual property	2,088,835	—
Debt issuance expense	(554,827)	(164,960)
Interest income (expense), net	(274,703)	(76,607)

Net loss	$(3,817,794)	$(5,372,838)

Preferred stock dividends and amortization of discount	—	(4,629,431)
Net loss attributable to common shareholders	$(3,817,794)	$(10,002,269)

Per share information
Operating loss – basic and diluted	$(1.40)	$(2.56)
Net loss – basic and diluted	(1.05)	(2.68)
Preferred stock dividends and amortization of discount	—	(2.30)
Net loss attributable to common shareholders – basic and diluted	$(1.05)	$(4.98)

Weighted average number of basic and diluted common shares outstanding	3,628,454	2,006,546

The accompanying notes are an integral part of these consolidated financial statements.